Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: January 27, 2022

Catalyst Bancorp, Inc. Announces 2021 Fourth Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for St Landry Homestead Federal Savings Bank (the “Bank”) (www.stlandryhomestead.com), reported financial results for the fourth quarter of 2021. For the quarter, the Company reported net income of $83,000, compared to $1.4 million for the third quarter of 2021. For the year ended December 31, 2021, net income totaled $1.9 million, up $2.6 million, compared to the net loss reported for 2020. During the third quarter of 2021, the Company received and recognized into income a Community Development Financial Institution (“CDFI”) Rapid Response Program grant totaling $1.8 million.

“We had tremendous success in 2021, from completing our IPO to the addition of several outstanding bankers who have joined our team,” said Joe Zanco, President and Chief Executive Officer of the Company and the Bank.  “As we continue to position our company for growth, our investments in 2022 will be focused on our team, advancing our technology and re-branding the bank.”

Completion of Stock Offering

The Company completed its initial public offering (“IPO”) of stock in connection with the Bank’s conversion from the mutual to the stock form of organization on October 12, 2021. The Company issued a total of 5,290,000 shares of its common stock for an aggregate of $52,900,000 in total offering proceeds, including shares sold to the Company’s employee stock ownership plan (“ESOP”). The Company made a loan to the ESOP in the amount of $4.2 million, which the ESOP used to purchase 423,200 shares. The net proceeds of the IPO of $50.9 million are reflected in the Company’s shareholder’s equity at December 31, 2021. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “CLST”.

Loans and Credit Quality

Loans receivable totaled $131.8 million at December 31, 2021, down $4.9 million, or 4%, from September 30, 2021. The decrease was primarily due to declines in commercial real estate loans (down $5.0 million, or 18%) and one- to four-family residential mortgage loans (down 1.3 million, or 1%), partially offset by an increase in commercial and industrial loans (up $2.4 million, or 40%).

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	12/31/2021	9/30/2021	Increase (Decrease)
Real estate loans
One- to four-family residential	$87,303	$88,595	$(1,292)	(1)%
Commercial real estate	23,112	28,135	(5,023)	(18)
Construction and land	4,079	4,443	(364)	(8)
Multi-family residential	4,589	4,648	(59)	(1)
Total real estate loans	119,083	125,821	(6,738)	(5)
Other loans
Commercial and industrial	8,374	5,987	2,387	40
Consumer	4,385	4,912	(527)	(11)
Total other loans	12,759	10,899	1,860	17
Total loans	$131,842	$136,720	$(4,878)	(4)%

Commercial real estate loans were down primarily due to the pay-off of a $4.3 million hotel relationship. Small Business Administration Paycheck Protection Program (“PPP”) loans, included in commercial and industrial loans, decreased $605,000, or 19%, from September 30, 2021.  At December 31, 2021, PPP loans totaled $2.6 million, net of deferred fees of $186,000.

Non-performing assets (“NPAs”) totaled $1.2 million at December 31, 2021, down $86,000, or 7%, compared to $1.3 million at September 30, 2021. The ratio of NPAs to total assets was 0.43% at December 31, 2021, compared to 0.42% at September 30, 2021. Nonperforming loans (“NPLs”) totaled $890,000 at December 31, 2021, down $27,000 or 3%, compared to September 30, 2021. The ratio of NPLs to total loans was 0.68% at December 31, 2021, compared to 0.67% at September 30, 2021.

The following table summarizes the Company’s non-performing assets as of the dates indicated.

(Dollars in thousands)	12/31/2021	9/30/2021	Increase (Decrease)
Non-accruing loans	$890	$752	$138	18%
Accruing loans 90 days or more past due	1	165	(164)	(99)
Total non-performing loans	891	917	(26)	(3)
Real estate owned	340	399	(59)	(15)
Total non-performing assets	$1,231	$1,316	$(85)	(6)%

The Bank recorded net loan recoveries of $4,000 during the fourth quarter of 2021, compared to net loan charge-offs of $3,000 for the third quarter of 2021.

The ratio of the allowance for loan losses to total loans was 1.73% at December 31, 2021, compared to 1.94% at September 30, 2021.The Company recorded a reversal to the allowance for loan losses of $374,000 during the fourth quarter of 2021 as our assessment of the impact of the COVID-19 pandemic on our borrowers continued to improve. For the year ended December 31, 2021, the reversal to the allowance totaled $660,000.

Investment Securities

Total investment securities were $101.8 million at December 31, 2021, up $38.7 million, or 61%, from September 30, 2021. During the fourth quarter of 2021, the Company deployed $41.9 million of the proceeds from our IPO into the investment securities portfolio. For the fourth quarter of 2021, the average yield on the investment securities portfolio was 1.21%, up 11 basis points from the third quarter of 2021.

The following table sets forth the composition of the Company’s investment securities portfolio as of the dates indicated.

(Dollars in thousands)	12/31/2021	9/30/2021	Increase (Decrease)
Available-for-sale, at fair value
Mortgage-backed securities	$74,663	$45,204	$29,459	65%
U. S. government and agency obligations	9,237	1,929	7,308	379
Municipal obligations	4,439	2,549	1,890	74
Total available-for-sale, at fair value	88,339	49,682	38,657	78
Held-to-maturity
U. S. government and agency obligations	13,019	13,023	(4)	-
Municipal obligations	479	481	(2)	-
Total held-to-maturity	13,498	13,504	(6)	-
Total investment securities	$101,837	$63,186	$38,651	61%

Deposits

Total deposits were $176.8 million at December 31, 2021, down $72.7 million, or 29%, from September 30, 2021. During the third quarter of 2021, the Company received $72.9 million in deposits for subscriptions to purchase shares of the Company’s common stock in its IPO. On October 12, 2021, the Company completed its IPO and issued a total of 5,290,000 shares for net proceeds of $50.9 million. The net proceeds of the offering are reflected in the Company’s shareholder’s equity at December 31, 2021. The amount of deposits received for subscriptions to purchase shares in excess of the gross IPO proceeds were returned to the original subscribers.

The following table sets forth the composition of the Bank’s deposits as of the dates indicated.

(Dollars in thousands)	12/31/2021	9/30/2021	Increase (Decrease)
Demand deposits	$30,299	$102,091	$(71,792)	(70)%
Savings	26,698	25,147	1,551	6
Money market	18,878	18,578	300	2
NOW	34,357	34,796	(439)	(1)
Certificates of deposit	66,563	68,848	(2,285)	(3)
Total deposits	$176,795	$249,460	$(72,665)	(29)%

Net Interest Income

Net interest income for the fourth quarter of 2021 was $1.7 million, up $43,000, or 3%, from the third quarter of 2021 primarily due to an increase in interest income from investment securities (up $68,000, or 40%) and a decrease in interest expense on deposits (down $15,000, or 12%). The impact of the change in income from investment securities and interest expense on deposits was partially offset by a decrease in interest income on loans (down $50,000, or 3%).

The following table sets forth, for the periods indicated, the Bank’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. All average balances are based on daily balances.

	Three Months Ended
	12/31/2021			9/30/2021
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
INTEREST-EARNING ASSETS
Loans receivable(1)	$137,190	$1,621	4.69%	$137,001	$1,671	4.84%
Investment securities	78,455	240	1.21	61,910	172	1.10
Other interest earning assets	58,706	23	0.15	36,505	13	0.14
Total interest-earning assets	$274,351	$1,884	2.72%	$235,416	$1,856	3.13%
INTEREST-BEARING LIABILITIES
Savings, NOW and money market accounts	$78,822	$24	0.12%	$81,650	$26	0.12%
Certificates of deposit	67,798	85	0.49	69,076	98	0.56
Total interest-bearing deposits	146,620	109	0.29	150,726	124	0.33
FHLB advances	8,989	68	3.03	8,966	68	3.04
Total interest-bearing liabilities	$155,609	$177	0.45%	$159,692	$192	0.48%
Net interest-earning assets	$118,742			$75,724
Net interest income; average interest rate spread		$1,707	2.27%		$1,664	2.65%
Net interest margin(2)			2.47%			2.80%

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Equals net interest income divided by average interest-earning assets.

Non-interest Income

Non-interest income for the fourth quarter of 2021 was $224,000, down $1.8 million, or 89%, from the third quarter of 2021. During the third quarter of 2021, the Company received and recognized into non-interest income a CDFI Rapid Response Program grant totaling $1.8 million.

Non-interest Expense

Non-interest expense for the fourth quarter of 2021 totaled $2.2 million, up $317,000, or 17%, compared to the third quarter of 2021.

Salaries and employee benefits expense totaled $1.3 million for the fourth quarter of 2021, up $216,000, or 20%, from the third quarter of 2021. The increase was primarily due to the addition of bankers to our team, severance costs and the commencement of the ESOP.

Data processing and communication expense totaled $234,000 for the fourth quarter of 2021, up $33,000, or 16%, from the third quarter of 2021 primarily due to the cost of additional technology resources for public company reporting and a new Lafayette branch location.

Professional service fees totaled $133,000 for the fourth quarter of 2021, up $45,000, or 51%, from the third quarter of 2021 mainly due to public company audit and legal services.

Other non-interest expense totaled $172,000 for the fourth quarter of 2021, up $48,000, or 39%, from the third quarter of 2021 primarily due to cost increases driven by our IPO, such as Nasdaq listing fees and increased insurance costs.

About St. Landry Homestead Federal Savings Bank

Founded in 1922, St. Landry Homestead Federal Savings Bank, is a federally chartered savings bank that serves the banking needs of customers in the Acadiana region of south-central Louisiana. We serve our customers through six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. Our team is focused on fueling business and improving lives across our region. By working together, we can grow our economy and provide our children with the opportunity to raise their families in Acadiana.

Forward-looking Statements

This press release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Catalyst Bancorp, Inc. and St. Landry Homestead Federal Savings Bank, and changes in the securities markets.  Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

CATALYST BANCORP, INC. AND SUBSIDIARY
STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)
(Dollars in thousands)	12/31/2021	9/30/2021(1)	12/31/2020(1)
ASSETS
Non-interest-bearing cash	$4,933	$5,117	$5,507
Interest-bearing cash and due from banks	35,951	95,287	19,738
Total cash and cash equivalents	40,884	100,404	25,245
Investment securities:
Securities available-for-sale, at fair value	88,339	49,682	20,730
Securities held-to-maturity	13,498	13,504	17,523
Loans receivable, net of unearned income	131,842	136,720	151,800
Allowance for loan losses	(2,276)	(2,646)	(3,022)
Loans receivable, net	129,566	134,074	148,778
Accrued interest receivable	579	511	564
Foreclosed real estate	340	399	415
Premises and equipment, net	6,577	6,658	5,489
Stock in Federal Home Loan Bank, at cost	1,399	1,398	1,394
Bank-owned life insurance	3,303	3,280	3,213
Other assets	864	1,653	1,337
TOTAL ASSETS	$285,349	$311,563	$224,688

LIABILITIES
Deposits:
Non-interest-bearing	$30,299	$102,091	$26,169
Interest-bearing	146,496	147,369	138,429
Total deposits	176,795	249,460	164,598
Federal Home Loan Bank advances	9,018	8,973	8,838
Other liabilities	1,190	1,130	719
TOTAL LIABILITIES	187,003	259,563	174,155

SHAREHOLDERS' EQUITY
Common stock	53	-	-
Additional paid-in capital	50,801	-	-
Unallocated common stock held by Employee Stock Ownership Plan	(4,179)	-	-
Retained earnings	52,354	52,270	50,426
Accumulated other comprehensive (loss) income	(683)	(270)	107
TOTAL SHAREHOLDERS' EQUITY	98,346	52,000	50,533
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$285,349	$311,563	$224,688

(1)	Data at September 30, 2021 and December 31, 2020 are Bank-only.

CATALYST BANCORP, INC. AND SUBSIDIARY
STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended					Year Ended
(Dollars in thousands)	12/31/2021	9/30/2021(1)		12/31/2020(1)		12/31/2021	12/31/2020(1)
INTEREST INCOME
Loans receivable, including fees	$1,621		$1,671		$1,889	$6,965		$7,827
Investment securities	240		172		93	674		568
Other	23		13		10	60		95
Total interest income	1,884		1,856		1,992	7,699		8,490
INTEREST EXPENSE
Deposits	109		124		182	523		920
Advances from Federal Home Loan Bank	68		68		189	272		785
Total interest expense	177		192		371	795		1,705
Net interest income	1,707		1,664		1,621	6,904		6,785
(Reversal of) provision for loan losses	(374)		-		320	(660)		985
Net interest income after (reversal of) provision for loan losses	2,081		1,664		1,301	7,564		5,800
NON-INTEREST INCOME
Service charges on deposit accounts	193		165		147	641		575
Gain on sale of fixed assets	-		-		-	24		16
Bank-owned life insurance	23		23		20	90		70
Federal community development grant	-		1,826		203	1,826		203
Other	8		11		51	45		102
Total non-interest income	224		2,025		421	2,626		966
NON-INTEREST EXPENSE
Salaries and employee benefits	1,300		1,084		812	4,631		3,644
Occupancy and equipment	220		215		188	818		678
Data processing and communication	234		201		171	790		612
Professional fees	133		88		108	388		273
Directors’ fees	68		70		(21)	279		219
ATM and debit card	64		48		40	201		151
Foreclosed assets, net	1		39		16	75		287
Advertising and marketing	8		14		11	43		86
Prepayment penalties on FHLB advances	-		-		1,510	-		1,510
Other	172		124		108	551		483
Total non-interest expense	2,200		1,883		2,943	7,776		7,943
Income (loss) before income tax expense	105		1,806		(1,221)	2,414		(1,177)
Income tax expense (benefit)	22		373		(507)	487		(474)
NET INCOME (LOSS)	$83		$1,433		$(714)	$1,927		$(703)

Earnings per share - basic	$0.02	$	N/A	$	N/A	$0.40	$	N/A

(1)	Data for the periods ended September 30, 2021 and December 31, 2020 are Bank-only.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Year Ended
(Dollars in thousands)	12/31/2021	9/30/2021(1)	12/31/2020(1)	12/31/2021	12/31/2020(1)
EARNINGS DATA
Total interest income	$1,884	$1,856	$1,992	$7,699	$8,490
Total interest expense	177	192	371	795	1,705
Net interest income	1,707	1,664	1,621	6,904	6,785
(Reversal of) provision for loan losses	(374)	-	320	(660)	985
Total non-interest income	224	2,025	421	2,626	966
Total non-interest expense	2,200	1,883	2,943	7,776	7,943
Income tax expense (benefit)	22	373	(507)	487	(474)
Net income (loss)	$83	$1,433	$(714)	$1,927	$(703)

ALLOWANCE FOR LOANS LOSSES
Beginning balance	$2,646	$2,649	$2,742	$3,022	$2,071
(Reversal of) provision for loan losses	(374)	-	320	(660)	985
Charge-offs	-	(18)	(58)	(150)	(140)
Recoveries	4	15	18	64	106
Net recoveries (charge-offs)	4	(3)	(40)	(86)	(34)
Ending balance	$2,276	$2,646	$3,022	$2,276	$3,022

AVERAGE BALANCE SHEET DATA
Total assets	$288,852	$253,146	$239,326	$252,571	$232,694
Total interest-earning assets	274,351	235,416	227,099	237,331	219,910
Total loans	137,190	137,001	157,132	141,592	161,208
Total interest-bearing deposits	146,620	150,726	137,372	146,968	132,336
Total interest-bearing liabilities	155,609	159,692	159,910	155,895	156,718
Total deposits	185,660	191,060	164,388	181,032	155,697
Total equity	92,942	50,920	51,235	61,323	51,600

SELECTED RATIOS
Return on average assets	0.11%	2.25%	(1.19)%	0.76%	(0.30)%
Return on average equity	0.35	11.17	(5.54)	3.14	(1.36)
Efficiency ratio	113.93	51.04	144.12	81.59	102.48
Average equity to average assets	32.18	20.11	21.41	24.28	22.18
Common equity Tier 1 capital ratio(2)	63.51	38.94	40.92	63.51	40.92
Tier 1 leverage capital ratio(2)	27.38	20.65	21.06	27.38	21.06
Total risk-based capital ratio(2)	64.77	40.20	42.29	64.77	42.29
Net interest margin	2.47	2.80	2.84	2.91	3.09

(1)	Data at and for the periods ended September 30, 2021 and December 31, 2020 are Bank-only.
(2)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.